                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): December 16, 1999




                          C.H. ROBINSON WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                     000-23189            41-1883630
   (State or other jurisdiction of       (Commission        (I.R.S. Employer
    incorporation or organization)       File Number)       Identification No.)


  8100 Mitchell Road, Suite 200, Eden Prairie, Minnesota      55344-2248
         (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:   (612) 937-8500


                                 Not Applicable
         (Former name or former address, if changed since last report.)

         C.H. Robinson Worldwide, Inc. (the "Registrant"), hereby amends Item 7 of its Current Report on Form 8-K dated December 16, 1999 (initially filed with the Commission on December 28, 1999) to include the financial statement information indicated in Item 7 below. The original December 28, 1999 filing of the Form 8-K described the Company's December 16, 1999 acquisition of the operations and certain assets of American Backhaulers, Incorporated ("ABH") pursuant to an Agreement dated November 18, 1999.

Item 7.   Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  The following financial statements of ABH and report of Arthur Andersen LLP, ABH's independent public accountants, are included in this Report:

                  1.       Report of Arthur Andersen LLP.

                  2. Financial statements and accompanying footnotes of ABH at December 31, 1998 and September 30, 1999 and 1998 (unaudited).

         (b)      Pro Forma Financial Information

                  The following pro forma financial information is included in this Report:

                  1. Pro Forma Unaudited Condensed Combined Balance Sheet as of September 30, 1999.

                  2. Pro Forma Unaudited Condensed Combined Statements of Operations for the nine months ended September 30, 1999 and the year ended December 31, 1998.

         (c)      Exhibit No.     Description
                  -----------     -----------

                     23.1 Consent of Arthur Andersen LLP, independent public accountants.

Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             C.H. ROBINSON WORLDWIDE, INC.
Date: February 25, 2000

                                             By /s/ Chad Lindbloom
                                                -----------------------------
                                             Chad Lindbloom,
                                             Chief Financial Officer

                          C.H. ROBINSON WORLDWIDE, INC.


                          Index To Financial Statements
                          -----------------------------




Introduction                                                                         F-2

Pro Forma Unaudited Condensed Combined Balance Sheet as of September 30, 1999        F-3

Pro Forma Unaudited Condensed Combined Statements of Operations for the nine months
ended September 30, 1999 and for the year ended December 31, 1998                    F-4

Notes to Pro Forma Unaudited Condensed Combined Financial Statements                 F-5


Financial Statements of American Backhaulers, Inc.


Report of Independent Public Accountants                                             F-6

Balance Sheets as of December 31, 1998 and September 30, 1999 (unaudited)            F-7

Statements of Operations and Retained Earnings for the year ended
December 31, 1998 and for the nine months ended September 30, 1998
and 1999 (unaudited)                                                                 F-8

Statements of Cash Flows for the year ended December 31, 1998 and for
the nine months ended September 30, 1998 and 1999 (unaudited)                        F-9

Notes to Financial Statements                                                        F-10

INTRODUCTION

On December 16, 1999, we acquired the operations and certain assets of American Backhaulers, Inc. ("ABH"). These assets consist of customer and provider contracts, real estate leases, computer equipment and office equipment. The purchase price of the assets consisted of $100,000,000 in cash and 1,120,715 newly issued shares of our common stock pursuant to an Asset Purchase Agreement dated November 18, 1999. We paid the $100,000,000 portion of the purchase price with cash on hand. In conjunction with the acquisition, we also obtained a line of credit facility allowing borrowings up to $40,000,000 at borrowing rates of LIBOR plus 0.60%.

The tangible assets acquired from ABH were used in its business of operating transportation contracting and freight-forwarding services and providing information-based third party logistic services. We intend to continue to use the acquired assets in the same capacity.

The pro forma unaudited condensed combined balance sheet and statements of operations presented below reflect our acquisition of ABH. The pro forma unaudited condensed combined financial statements should be read in conjunction with our historical financial statements and the historical financial statements of ABH. The pro forma unaudited condensed combined statements of operations are presented as if these transactions had taken place at January 1, 1999. The pro forma unaudited condensed combined balance sheet is presented as if the transaction had taken place on September 30, 1999. The pro forma unaudited financial data are based on the assumptions and adjustments described in the accompanying notes. The pro forma unaudited statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what our results will be for any future periods. The pro forma unaudited financial statements are based upon assumptions and adjustments that we believe are reasonable. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets acquired have been recorded at their fair values as of the dates of the acquisition. These amounts have been recorded based upon preliminary estimates as of such dates. Further adjustments to the acquired assets will be reflected as a change in goodwill.

              PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
                                 (In thousands)
                            As of September 30, 1999

                                                                    Pro Forma        Pro Forma
                                            CHRW (1)    ABH (2)    Adjustments        Combined
                                           ---------   ---------    ---------        ---------
ASSETS

CURRENT ASSETS:
  Cash and available-for-sale securities   $ 130,715   $    --      $(100,000) (3)   $  30,715
  Receivables, net                           279,804      47,492      (47,492) (4)     279,804
  Other current assets                        25,661         210         (210) (4)      25,661
                                           ---------   ---------    ---------        ---------

      Total current assets                   436,180      47,702     (147,702)         336,180

                                                                          304  (3)
      Net property and equipment              19,145       6,292       (2,791) (4)      22,950

                                                                      133,120  (3)
Other assets                                  25,223       4,747       (4,747) (4)     158,343
                                           ---------   ---------    ---------        ---------

                                           $ 480,548   $  58,741    $ (21,816)       $ 517,473
                                           =========   =========    =========        =========
LIABILITIES AND STOCKHOLDERS'
INVESTMENT

CURRENT LIABILITIES:
  Accounts payable                         $ 232,316   $  28,969    $ (28,969) (4)   $ 232,316
  Accrued expenses                            49,343      10,617      (10,617) (4)      49,343
                                           ---------   ---------    ---------        ---------

      Total current liabilities              281,659      39,586      (39,586)         281,659
                                           ---------   ---------    ---------        ---------

  Other liabilities                             --         7,868       (7,868) (4)        --

                                                                       36,925  (3)
 Total stockholders' investment              198,889      11,287      (11,287) (4)     235,814
                                           ---------   ---------    ---------        ---------

                                           $ 480,548   $  58,741    $ (21,816)       $ 517,473
                                           =========   =========    =========        =========

         PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                      Nine Months Ended September 30, 1999

                                                                                   Pro Forma         Pro Forma
                                                 CHRW (1)         ABH (2)         Adjustments         Combined
                                               -----------      -----------       -----------       -----------
GROSS REVENUES                                 $ 1,682,052      $   211,218       $      --         $ 1,893,270
COST OF TRANSPORTATION AND PRODUCTS              1,466,634          172,842              --           1,639,476
                                               -----------      -----------       -----------       -----------
NET REVENUES                                       215,418           38,376              --             253,794

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                            3,575  (5)
                                                   154,254           30,663            (1,336) (6)      187,156
                                               -----------      -----------       -----------       -----------
INCOME FROM OPERATIONS                              61,164            7,713            (2,239)           66,638
INVESTMENT AND OTHER INCOME (EXPENSE)                3,175              499            (4,125) (7)         (451)
                                               -----------      -----------       -----------       -----------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                                      64,339            8,212            (6,364)           66,187
PROVISION FOR INCOME TAXES                          25,543             --                 733  (8)       26,276
                                               -----------      -----------       -----------       -----------

NET INCOME                                          38,796            8,212            (7,097)           39,911
                                               -----------      -----------       -----------       -----------

  Basic net income per share                   $      0.94                                          $      0.94
                                               ===========                                          ===========
  Diluted net income per share                 $      0.94                                          $      0.94
                                               ===========                                          ===========

BASIC WEIGHTED AVERAGE SHARES
OUTSTANDING                                         41,187                              1,121  (3)       42,308
DILUTED WEIGHTED AVERAGE SHARES
OUTSTANDING                                         41,444                              1,121  (3)       42,565
                                               ===========                        ===========       ===========

                          Year Ended December 31, 1998

                                                                               Pro Forma          Pro Forma
                                                CHRW (1)       ABH (2)        Adjustments         Combined
                                              -----------   -----------       -----------       -----------
GROSS REVENUES                                $ 2,038,139   $   211,626       $      --         $ 2,249,765
COST OF TRANSPORTATION AND PRODUCTS             1,792,473       171,107              --           1,963,580
                                              -----------   -----------       -----------       -----------
NET REVENUES                                      245,666        40,519              --             286,185

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                                            4,766  (5)
                                                  177,223        34,483            (1,467) (6)      215,005
                                              -----------   -----------       -----------       -----------
INCOME FROM OPERATIONS                             68,443         6,036            (3,299)           71,180
INVESTMENT AND OTHER INCOME (EXPENSE)               2,844          (701)           (5,500) (7)       (3,357)
                                              -----------   -----------       -----------       -----------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                                     71,287         5,335            (8,799)           67,823
PROVISION FOR INCOME TAXES                         28,272          --              (1,346) (8)       26,926
                                              -----------   -----------       -----------       -----------

NET INCOME                                         43,015         5,335            (7,453)           40,897
                                              -----------   -----------       -----------       -----------

  Basic net income per share                  $      1.04                                       $      0.97
                                              ===========                                       ===========
  Diluted net income per share                $      1.04                                       $      0.96
                                              ===========                                       ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING          41,216                           1,121  (3)       42,337
                                              ===========                     ===========       ===========
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING        41,309                           1,121  (3)       42,430
                                              ===========                     ===========       ===========

NOTES TO PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Derived from our 10-Q filing as of and for the nine months ended September 30, 1999 and our 10-K filing as of and for the year ended December 31, 1998.

(2) Derived from ABH's unaudited financial statements as of and for the nine months ended September 30, 1999 and audited financial statements as of and for the year ended period December 31, 1998.

(3) To record the acquisition of ABH and the allocation of the purchase price on the basis of the fair values of the assets acquired. The consideration included cash of $100,000,000 and 1,120,715 shares of our common stock at $32.95 per share.

     Allocation of purchase price is as follows (dollars in thousands):

                                                       Historical    Purchase
                                         Allocation  Amortized Cost  Adjustment
                                        ----------- ---------------- ----------
Cash paid                               $(100,000)     $    --       $(100,000)
Net property and equipment                  3,805          3,501           304

Goodwill                                  125,120           --         125,120
Other identifiable intangible assets        8,000           --           8,000
                                        ---------      ---------     ---------
Total other assets                        133,120           --         133,120

Stockholders' equity                       36,925           --          36,925


(4)  To eliminate ABH balance sheet accounts not included in acquisition.

(5) To adjust amortization of the excess of the fair value over net assets acquired as follows (dollars in thousands):

                                          Assigned        Year ended      Nine months ended
                                           Lives      December 31, 1998   September 30, 1999
                                        ------------ ------------------- --------------------
Amortization of goodwill                  40 years         $    3,128             $    2,346
Amortization of other identifiable
  intangible assets                      3-7 years              1,638                  1,229
                                                     ------------------- --------------------
Amortization of intangible assets                          $    4,766             $    3,575

(6)  To reduce expenses for contractual changes in management compensation.

(7) To adjust our investment income for reduced interest income on $100,000,000 cash invested at 5.5%.

(8) To adjust for income tax provision on ABH earnings (previously an S-Corporation) and tax-effect pro forma adjustments to reflect our historical consolidated effective tax rate of 39.7%.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the stockholders of American Backhaulers, Inc.:

We have audited the accompanying balance sheet of American Backhaulers, Inc. (an Illinois corporation) as of December 31, 1998, and the related statement of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Backhaulers, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                          ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
February 24, 2000

                           AMERICAN BACKHAULERS, INC.
                                  BALANCE SHEETS
                        (In thousands, except share data)

                                                    December 31,   September 30,
                                                        1998          1999
                                                      -------       -------
                                                                  (unaudited)
ASSETS
Current assets
   Receivables, net of allowance for doubtful
     accounts of $250 and $250                        $35,271       $47,492
   Prepaid expenses and other                             205           210
                                                      -------       -------
   Total current assets                                35,476        47,702

Property and equipment, net                             5,903         6,292

Other assets
   Cash surrender value of life insurance policies      2,892         4,017
   Goodwill, net of accumulated amortization
    of $50 and $68                                        321           303
   Other                                                  197           427
                                                      -------       -------
   Total other assets                                   3,410         4,747
                                                      -------       -------
                                                      $44,789        58,741
                                                      =======       =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
   Accounts payable                                   $18,943       $28,969
   Line of credit and current maturities of
    long-term obligations                               9,739         8,508
   Accrued bonuses and commissions                      2,282         1,840
   Other current liabilities                              189           269
                                                      -------       -------
   Total current liabilities                           31,153        39,586

Long-term liabilities
   Long-term debt and capital lease obligation          3,990         3,857
   Deferred compensation                                1,846         4,011
                                                      -------       -------
   Total long-term liabilities                          5,836         7,868

Stockholder's equity
   Common stock, $25 par value; 40 shares
    authorized, issued and outstanding                      1             1
   Retained earnings                                    7,799        11,286
                                                      -------       -------
   Total stockholder's equity                           7,800        11,287
                                                      -------       -------
                                                      $44,789       $58,741
                                                      =======       =======

   The accompanying notes are an integral part of these balance sheets.

                           AMERICAN BACKHAULERS, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                        (In thousands, except share data)

                                             Year ended   Nine months ended  Nine months ended
                                            December 31,     September 30,     September 30,
                                                1998             1998             1999
                                             ---------        ---------        ---------
                                                             (unaudited)      (unaudited)
Gross revenues                               $ 211,626        $ 145,950        $ 211,218
Cost of transportation                         171,107          118,315          172,842
                                             ---------        ---------        ---------
Net revenues                                    40,519           27,635           38,376

Selling, general and administrative
expenses                                        34,483           23,610           30,663
                                             ---------        ---------        ---------
Income from operations                           6,036            4,025            7,713
Nonoperating income (expense)                     (701)            (509)             499
                                             ---------        ---------        ---------
Net income                                       5,335            3,516            8,212

Retained earnings, beginning of period
                                                 6,089            6,089            7,799
Stockholder distributions                       (3,625)          (3,625)          (4,725)
                                             ---------        ---------        ---------
Retained earnings, end of period             $   7,799        $   5,980        $  11,286
                                             =========        =========        =========

   The accompanying notes are an integral part of these financial statements.

                           AMERICAN BACKHAULERS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                             Year ended   Nine months ended  Nine months ended
                                             December 31,    September 30,    September 30,
                                                 1998            1998            1999
                                               --------        --------        --------
                                                             (unaudited)      (unaudited)
Operating activities
Net income                                      $  5,335        $  3,516        $  8,212
Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation and amortization                        955             649             809
Deferred compensation                              1,635           1,258           2,165
Provision for bad debts                              886            --              --
Changes in operating elements-
   Receivables                                   (10,382)         (5,448)        (12,221)
   Other assets                                     (129)              7            (235)
   Accounts payable                                6,464           4,228          10,026
   Accrued bonuses and commissions                   436            (129)           (443)
   Other current liabilities                         (27)            (69)             12
                                                --------        --------        --------
Net cash provided by operating activities          5,173           4,012           8,325
                                                --------        --------        --------
Investing activities
Purchases of leasehold improvements
and equipment                                     (1,994)         (1,893)         (1,159)
Cash surrender value of life insurance
policies                                          (1,521)            134          (1,125)
                                                --------        --------        --------
Net cash used for investing activites             (3,515)         (1,759)         (2,284)
                                                --------        --------        --------
Financing activities
Borrowings on long-term debt                        --             1,496            --
Principal payments on long-term debt and
capital lease obligation                            (162)           (124)         (1,316)
Net change in note payable to bank                 2,129            --              --
Distributions to stockholder                      (3,625)         (3,625)         (4,725)
                                                --------        --------        --------
Net cash used for financing activities            (1,658)         (2,253)         (6,041)
                                                --------        --------        --------
Net change in cash                                  --              --              --
Cash at beginning of period                         --              --              --
                                                --------        --------        --------
Cash at end of period                           $   --          $   --          $   --
                                                ========        ========        ========

Cash paid for interest                          $    904        $    708        $    727


   The accompanying notes are an integral part of these financial statements.

                           AMERICAN BACKHAULERS, INC.
                          NOTES TO FINANCIAL STATEMENTS
               (Including Data Applicable to Unaudited Periods)
                                December 31, 1998


1.   Description of business and summary of significant accounting policies

Nature of Business: American Backhaulers, Inc. (the Company) is engaged in the brokering of freight for customers throughout the United States.

Revenue Recognition: The Company recognizes revenue and the related expenses when shipments are completed.

Property and Equipment: Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line and accelerated methods over the estimated useful lives or lease term of the related assets. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Depreciation expense charged to operations was $933,000 in 1998.

Property and equipment summarized by major classifications at December 31, 1998 are as follows (in thousands):


     Land, building and
     improvements                                       $      4,531
     Computer equipment                                        2,772
     Office equipment                                          1,101
     Automobiles                                                  25
                                                        ------------
                                                               8,429
     Accumulated depreciation                                  2,526
                                                        ------------

                                                        $      5,903
                                                        ============

Goodwill: Goodwill represents the cost in excess of the net assets of a purchased company and is being amortized on the straight-line method over 15 years. Amortization expense charged to operations was $22,000 in 1998.

Income Taxes: The Company, with the consent of its shareholder, has elected to have its income taxed under Section 1362 of the Internal Revenue Code and a similar section of the state income tax law which provide that, in lieu of corporation income taxes, the shareholder is taxed on his proportionate share of the Company's taxable income.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

2.    Long-term debt

Long-term debt represents the amounts outstanding under a $14,000,000 line of credit with Cole Taylor Bank. The line of credit is secured by accounts receivable and bears interest at the prime rate (7.75% at December 31, 1998) less 1%.

Long-term debt at December 31, 1998 consists of the following (dollars in thousands):


     Note payable to Cole Taylor Bank, payable in monthly
     installments of $10 plus interest at the prime rate less 1%.
     This note was refinanced on July 10, 1998, matures on July
     10, 2000, and is collateralized by all assets of the Company
     and personally guaranteed by the Company's sole shareholder.    $     1,070

     Unsecured notes payable, monthly installments of $1 through
     July 15, 1999.                                                            8
                                                                     -----------
                                                                           1,078
     Less: current maturities                                                128
                                                                     -----------

                                                                     $       950
                                                                     ===========

Long-term maturities payable for the years subsequent to December 31, 1998 are as follows (in thousands):

         1999                               $     128
         2000                                     950

The loan agreement, including the line of credit, with the bank includes net worth and debt to equity covenants. At December 31, 1998, the Company was in compliance with these covenants.

The following is a schedule by years of the future minimum lease payments under the capital leases and the related present value of net minimum lease payments as of December 31, 1998:

          Years Ending
          December 31,                                             Amount
          ------------                                             ------
             1999                                               $       233
             2000                                                     3,242
             2001                                                        17
                                                                -----------
                 Total minimum lease payments                         3,492
             Less amount representing interest                          429
                                                                -----------
                 Present value of net minimum lease payments          3,063
             Current portion                                             23
                                                                -----------
                 Long-term capital lease obligation             $     3,040
                                                                ===========

3.   Commitments and contingencies

The Company leases office facilities under various operating leases expiring through November 30, 2000. Rent expense approximated $77,000 for the year ended December 31, 1998. Future minimum rental commitments under the noncancelable leases consists of the following (in thousands):

         1999                                        $  29
         2000                                           21
                                                     -----
                                                     $  50
                                                     =====

4.   Retirement plans

On January 1, 1994, the Company adopted a 401(k) plan which covers all employees who are at least age 21 and who have completed one year of service. The Company matches 25% of employee contributions on the first 6% of redirected compensation. Total expense for 1998 was $189,000.

The Company adopted a deferred compensation plan and a Phantom Equity Stock Plan on October 1, 1997 and January 1, 1998, respectively. The nonqualified plans are maintained for a select group of management or highly compensated employees and include elective and mandatory deferrals. Deferred compensation expense was $1,635,000 in 1998.

In connection with the nonqualified plans, the Company established a grantor trust to fund the nonqualified plans. The grantor trust invested in variable life insurance policies. The employees' deferred amounts are increased or decreased based on the gains or losses of their individual investment options. The Company, although not obligated to, prefunded the grantor trust.

As discussed in note 5, the Company was sold to CH Robinson Worldwide, Inc. as of December 16, 1999. As such, the 401(k) plan was terminated resulting in a total payout to participants in the plan of $761,395. Additionally, the deferred compensation plan and Phantom Equity Stock Plan was terminated resulting in a total payout of $2,232,337 to participants in the plan.

5.   Acquisition

The Company signed a definitive agreement for the sale of certain identified assets and the operations of the business for 1,120,715 shares of C. H. Robinson Worldwide, Inc. common stock and $100,000,000 of cash. The acquisition was completed on December 16, 1999.

                                  EXHIBIT INDEX
                                  -------------


Exhibit           Description of Exhibit
-------           ----------------------

  23.1            Consent of Arthur Andersen LLP, independent public accountants